EXHIBIT 99.1
                                  ------------
                                 PRESS RELEASE




October 16, 2003



FOR IMMEDIATE RELEASE......................Photo Control Corporation, 4800
Quebec Avenue North, Minneapolis, MN (NASDAQ Small Cap-PHOC) reports earnings for the third quarter ending September 30, 2003.


SUMMARY OF EARNINGS                                      THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                           SEPTEMBER 30                       SEPTEMBER 30
                                                           ------------                       ------------
                                                       2003              2002             2003              2002
                                                       ----              ----             ----              ----
Sales                                                $1,851,939        $2,497,561       $5,023,658        $6,228,216

Income(Loss) Before Income Tax *                         47,305           181,503        (573,758)            33,237

Net Income(Loss)                                         29,305           119,503        (477,758)            21,237

Net Income(Loss) Per Common Share-Basic                     .02               .07            (.30)               .01

Net Income(Loss) Per Common Share-Diluted                   .02               .07            (.30)               .01


* Includes a $90,055 gain on Sale of Land and Building for the three month and nine month periods ended September 30, 2002.

Contact Person:
Curtis R. Jackels
President and C.E.O.
Photo Control Corporation